AMENDED AND RESTATED

BYLAWS

OF

PSI INTERNATIONAL, INC.

ARTICLE I

Offices

Section 1. Principal Office. The principal office of the Corporation shall be in the City of Fairfax, in the Commonwealth of Virginia, or at such other place as the Board of Directors may from time to time determine.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the United States of America as the Board of Directors may from time to time determine and as the business of the Corporation may require.

ARTICLE II

Shareholder Meetings

Section 1. Annual Meeting. The annual meeting of the Shareholders for the election of Directors and the transaction of such other business as may properly come before them will be held annually at such time and place as may be determined by the Board of Directors, but in every case such meeting shall be held within 90 days after the close of the Corporation’s fiscal year.

Section 2. Special Meetings. Special meetings of the Shareholders, other than those regulated by statute, may be called at any time by the Board of Directors, by the President or, if the Corporation has thirty-five (35) or fewer Shareholders of record, the Shareholders holding, in the aggregate, not less than ten percent (10%) of all outstanding shares entitled to vote at such special meetings. The purpose(s) of the proposed meeting shall be stated in the Notice of the Meeting. No business other than that specified in the Notice of Meeting shall be transacted at any such special meeting.

Section 3. Place of Meeting. The annual and special meetings of Shareholders will be held at the principal office of the Corporation in the Commonwealth of Virginia or at such place as may be determined by the Board of Directors and set forth in the Notice of Meeting.

Section 4. Notice of Meeting. Written notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by first-class mail or by electronic mail, by or at the direction of the President or the Secretary or the officers or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. Notice of a Shareholders’ meeting to act on an Amendment of the Articles of Incorporation, a Plan of Merger, a Share Exchange, a proposed sale of all or substantially all of the assets of the Corporation, or the Dissolution of the Corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting (with notice being accompanied by a summary or a copy of the proposed Amendment or Plan of Merger, or Share Exchange, or Agreement to sell assets). If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the Shareholder at the Shareholder’s address as it appears on the stock transfer books of the Corporation, unless the Shareholder has filed with the Secretary a written request that such notice intended for him be mailed to a different address, in which case it shall be mailed to the address designated in such request.

Section 5. Waiver of Notice of Meeting. Notice of any Shareholders’ meeting may be waived by any Shareholder by signing a waiver of such notice, whether signed before or after the time set for the meeting and delivering such waiver to the Corporation. Notice of such meeting shall not be required as to any Shareholder who shall attend such meeting in person or by proxy, unless the Shareholder at the beginning of the meeting objects to the holding of the meeting or the transacting of business at the meeting, or as to the consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 6. Quorum. Except as otherwise provided in the Articles of Incorporation, the presence, by person or by proxy, of the holder of a majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of Shareholders. If, however, such quorum shall not be present at any meeting of the Shareholders, a majority of the shares so represented shall have the power to adjourn that meeting from time to time, without notice other than announcement at the meeting, to a future date at which a quorum shall be present or represented. At such reconvened meeting, any business may be transacted which might have been transacted at the meeting originally called. Once a Shareholder is present at a meeting, he is deemed present for quorum purposes for the remainder of the meeting and for adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

Section 7. Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders. Such date in any case shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend or for such other purpose, the close of business on the day before the date on which the resolution of the Board of Directors declaring such dividend or allotment of rights is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the adjourned meeting is scheduled for more than one hundred twenty (120) days after the date of the original meeting.

2

Section 8. Voting. A Shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or in the Articles of Incorporation, every Shareholder of record shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date fixed as herein provided. Moreover, except to the extent that a different number is required by law or the Articles of Incorporation, all Shareholder action shall be determined by a vote of the majority of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote thereon.

Section 9. Proxies. Every proxy must be dated and signed by the Shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months after the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except when an irrevocable proxy is permitted by Statute. All proxies shall be filed with the Secretary or other designated officer of the Corporation before or at the time of the meeting. In the event that a proxy shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) is present, that one (1), shall have all of the powers conferred upon the proxy upon all persons so designated, unless the instrument provides otherwise. If the proxy holders present at the meeting are equally divided as to the manner of voting in a particular case, the voting of such shares shall be prorated.

Section 10. Action by Shareholders Without a Meeting. Whenever by a provision of Statute, the Articles of Incorporation or by these Bylaws the vote of Shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the Shareholders (as well as the meeting and action by the Board of Directors) may be dispensed with if all the Shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing, either before or after such action, to such corporate action being taken. Any action taken pursuant to such Written Consent shall be effective according to its terms when all consents are in the possession of the Corporation; provided, however, if the action is to be effective as of a date specified in the Written Consent, such Consent must state the date of execution by each Shareholder.

ARTICLE III

Directors

Section 1. Number and Qualifications. The entire Board of Directors shall consist of not more than twenty (20) members nor less than three (3) members, the number to be fixed by the Board of Directors at any regular or special meeting. No minor shall serve as a Director.

Section 2. Manner of Election. The Directors shall be elected at the annual meeting of the Shareholders, except as herein provided for filling vacancies.

3

Section 3. Term of Office. The directors of the Corporation shall be divided into two classes, as nearly equal in number as possible. Directors of each class shall hold office until their successors are elected and qualified. One class of directors (“Class A Directors”) shall be serve for a term of two years from the date of the next annual meeting of the Shareholders after the date hereof and the other class of directors (“Class B Directors”) shall be initially elected for a term of one year from the date of the next annual meeting of the Shareholders after the date hereof. At each succeeding annual meeting of the Shareholders, the successors of the class of directors whose term expires at that meeting shall be elected by a majority vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of the Shareholders held, in the case of the Class A Directors, in the second year following the year of their election, and, in the case of the Class B Directors, in the year following the year of their election. If a vacancy on the Board of Directors occurs by reason of the death, removal, resignation, retirement or election not to serve of a designee, the remaining directors and the Corporation shall cause the vacancy thereby created to be filled by a new designee as soon as is practicable.

Section 4. Duties, Powers and Manner of Acting. The Board of Directors shall have full control and management of the affairs, business and property of the Corporation. Except as provided elsewhere, the Directors shall in all cases act as a Board, regularly convened, and in the transaction of business the act of a majority of the Directors present at a meeting, except to the extent that a greater number is required by law or the Articles of Incorporation, shall be the act of the Board, provided a quorum is present at the time a vote is taken. The Directors may adopt such rules and regulations for the conduct of their meetings and for the management of the Corporation which they may deem proper, not inconsistent with law or these Bylaws.

Section 5. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting or promptly upon his arrival to holding it or transacting specified business at the meeting; or (b) he votes against or abstains from the action taken.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined in advance from time to time by the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President at any time. He must, upon the written request of a majority of all Directors, call a special meeting to be held not more than ten (10) days after he has received such request.

Section 8. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board. Notice of special meetings shall be served upon each Director in person, by telegram, electronic mail or by mail addressed to him at his last known post office address, at least two (2) days in the case of telegram or electronic mail, or three (3) days in the case of regular first class mail prior to the date of such meeting, specifying the place, day and hour of the meeting. If notice is mailed or sent by telegram, such notice shall be deemed delivered when deposited in the United States mail with postage thereon prepaid or when the telegram is properly delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of such notice of such meetings. At any meeting at which all of the Directors shall be present without objection, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

4

Section 9. Waiver of Notice of Meeting. Notice of any Board of Directors’ meeting may be waived by any Director by signing a waiver of such notice, whether signed before or after the time set for the meeting. Notice of such meeting shall not be required as to any Director who shall attend or participate in such meeting unless the Director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 10. Place of Meeting. The Board of Directors may hold its meetings at any location within the United States of America. Unless otherwise provided herein, the person(s) calling such meetings may fix the place of such meetings. If no such designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 11. Quorum. At any meeting of the Board of Directors, the presence of a majority of the number of Directors as determined from time to time shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting until some further time when it is reasonably possible to obtain a quorum.

Section 12. Voting. At all meetings of the Board of Directors, each Director shall have one (1) vote irrespective of the number of shares, if any, that he may hold.

Section 13. Compensation. Each Director shall be entitled to receive for attendance at each meeting of the Board or any duly constituted committee thereof which he attends reimbursement of his expenses, and such fee as is fixed by the Board or stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Vacancies. Except as may be provided in the Articles of Incorporation or by statute, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by an affirmative vote of a majority of the remaining Directors (though less than a quorum of the Board of Directors) at a regular or special meeting, or by a vote of the Shareholders. The Director thus chosen by the Board shall hold office until the next Shareholders’ meeting at which Directors are elected, at which time the Shareholders shall fill such vacancy for the unexpired term of the original predecessor in office, or elect a Director for a new term, as the case may be.

Section 15. Removal of Directors. Any Directors may be removed either with or without cause (except as provided by law or the Articles of Incorporation), at any time, by vote of the Shareholders holding a majority of all of the issued and outstanding shares entitled to vote at an election of the Director sought to be removed, at any special Shareholders meeting or at the annual Shareholders’ meeting (provided that notice of such purpose is specifically given in the notice of the meeting, whether a special or an annual meeting). Any such removal shall be without prejudice to the contract rights, if any, of the person removed. No Director may be removed, in case cumulative voting is provided in the Articles of Incorporation, if the vote of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of a full Board, would be sufficient to elect him. Any Director who at the time he is elected is a Shareholder, shall be automatically removed from the Board of Directors upon the sale or transfer of substantially all of his shares in the Corporation.

5

Section 16. Resignation. Any Director may resign his office at any time. Such resignation is to be made in writing, delivered to the President or Secretary and to take effect when it is delivered unless the notice specifies a later effective date.

Section 17. Action by Directors Without a Meeting. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these Bylaws at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent, setting forth the action, is signed, either before or after such action, by all members of the Board of Directors or such committee, as the case may be and filed in the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Any action taken pursuant to such Written Consent shall be effective according to its terms when all consents are in the possession of the Corporation; provided however, if the action is to be effective as of a date specified in the Written Consent, such Consent must state the date of execution by each Director.

Section 18. Meeting by Telephone or Teleconference. Directors or the members of any committee thereof will be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone, webcast, videoconference, audio streaming or any other electronic means employing communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

Section 19. Chairman of the Board. At each annual meeting of Directors, the Directors may elect a Chairman who shall preside over Directors and Shareholders meeting and shall have such other duties as are delegated to him by the Board of Directors from time to time.

Section 20. Insurance. In addition to any compensation to which the members of the Board of Directors may be entitled, the Corporation shall obtain and maintain at all times during which this Agreement remains in effect, at the cost and expense of the Corporation, director liability insurance policies covering each member of the Board of Directors. Such director liability insurance policies shall be provided by a reputable nationally recognized insurance carrier and shall provide coverage in such amounts and on such terms as may be deemed acceptable by the Board of Directors.

6

ARTICLE IV

Officers

Section 1. Officers and Qualifications. The officers of the Corporation shall consist of a President, one or more Vice Presidents, Treasurer, and Secretary. Such President, Vice-Presidents, Treasurer, Secretary and other officers and assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these Bylaws. Any two (2) or more offices may be held by the same person.

Section 2. Election. All officers of the Corporation other than the shall be elected annually by the Board of Directors at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient.

Section 3. Term of Office. All officers shall hold office for one (1) year and until their successors have been duly elected and have qualified, unless they sooner die, resign or are removed.

Section 4. Vacancies. All vacancies in any office shall be filled by the Board of Directors for the unexpired portion of the term either at annual or regular meetings or at a meeting specially called for that purpose.

Section 5. Removal of Officers or Agents; Resignations. Any officer or agent may be removed either with or without cause at any time by a vote of the majority of the Board of Directors whenever the Board of Directors in its absolute discretion shall consider that the best interests of the Corporation would be served thereby. Any officer or agent appointed other than by the Board of Directors may be removed with or without cause at any time by any officer or person(s) having authority to appoint, except as may otherwise be provided in the Bylaws, whenever such officer in his absolute discretion shall consider that the best interests of the Corporation would be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or an agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to that effect to the Corporation, to take effect when delivered or at a later time specified in the notice.

Section 6. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors. If any deduction is taken by the Corporation for tax purposes for salary payments, commissions, employee fringe benefits, expense allowances or payments or other expenses incurred by the Corporation for the benefit of any officer, Director, agent or employee of the Corporation is disallowed in whole or in part as a deductible expense of the Corporation for federal income tax purposes, the officer, Director, agent or employee shall promptly reimburse the Corporation, upon notice and demand, to the full extent of the disallowance.

Section 7. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows and shall hereafter be set by resolution of the Board of Directors:

7

President

a.        The President shall preside at all meetings of the Board of Directors. He or she shall also preside at all meetings of the Shareholders.

b.        He or she shall present at each annual meeting of the Shareholders and Directors a report of the condition of the business of the Corporation.

c.        He or she shall cause to be called annual, regular and special meetings of the Shareholders and Directors in accordance with the requirements of the Statutes and these Bylaws.

d.        He or she shall appoint, discharge and fix the compensation for all employees and agents of the Corporation, other than the duly elected officers, subject to the approval of the Board of Directors.

e.        He or she may sign and execute all contracts in the name of the Corporation and all checks, notes, drafts or other orders for the payment of money. This power is to be exercised only upon the direction of the Board of Directors.

f.        He or she shall sign with the Secretary all certificates representing shares.

g.        He or she shall cause all books, reports, statements and certificates to be properly kept and filed as required by law.

h.        He or she shall enforce these Bylaws and perform all the duties incident to his office and which are required by law and, generally, supervise and control the business and affairs of the Corporation.

Vice President

During the absence or incapacity of the President, the Vice-President in order of seniority of election shall perform the duties of the President. When so acting, he or she shall have all the powers and be subject to all the responsibilities of the office of the President and shall perform such duties and functions as the Board may prescribe.

Secretary

a.        The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Shareholders in appropriate books.

b.        He or she shall attend to the giving of Notice of Special Meetings of the Board of Directors and of all the meetings of the Shareholders of the Corporation.

c.        He or she shall be the custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

8

d.        He or she shall keep at the principal office of the Corporation a book of records containing the names, alphabetically arranged, of all persons who are Shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively and the dates when they respectively became the owners of record thereof. He or she shall keep such books of record and minutes of the proceedings of the Shareholders open daily during the usual business hours for inspection, within the limits prescribed by law, by any person duly authorized to inspect such record. At the request of the person entitled to inspection thereof, he or she shall prepare and make available a current list of the officers and Directors of the Corporation and their residence addresses.

e.        He or she shall sign all certificates representing shares and affix the corporate seal thereto.

f.        He or she shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.

g.        He or she may make, sign and endorse in the name of the Corporation, all checks, drafts, notes and other orders for the payment of money and pay out and dispose of such under the direction of the Board of Directors.

h.        He or she shall perform all the duties incident to the office of the Secretary of the Corporation.

Treasurer

a.        The Treasurer, if any, shall have the care and custody of and be responsible for all funds and securities of the Corporation and shall deposit such funds and securities in the name of the Corporation in such bank or safe deposit company as the Board of Directors may designate.

b.        He or she may make, sign and endorse in the name of the Corporation, all checks, drafts, notes and other orders for the payment of money and pay out and dispose of such under the direction of the Board of Directors.

c.        He or she shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable business hours exhibit books and accounts to any Director upon application at the office of the Corporation during business hours.

d.        He or she shall render the report of the condition of the finances of the Corporation at each annual and regular meeting of the Board of Directors and at such other times as shall be required of him, and he or she shall make a full financial report at the annual meeting of the Shareholders.

e.        He or she shall further perform all duties incident to the office of the Treasurer of the Corporation.

9

f.        If required by the Board of Directors, he or she shall give such bond as determined to be appropriate for the faithful performance of his duties.

Other Officers

Other officers shall perform such duties and may have such powers as may be assigned to them by the Board of Directors.

ARTICLE V

Executive and Other Committees

Section 1. Creation of Committees. The Board of Directors may designate an Executive Committee and one (1) or more other committees, each to consist of two (2) or more of the Directors of the Corporation.

Section 2. Executive Committee. The Executive Committee, if there shall be one, shall consult with and advise the officers of the Corporation in the management of its business, and shall have, and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors, but no further than can be lawfully delegated by the Board.

Section 3. Other Committees. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.

Section 4. Removal or Dissolution. Any committee of the Board of Directors may be dissolved by the Board at any meeting. Any member of such committee may be removed by the Board of Directors whenever, in its absolute discretion, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed.

Section 5. Vacancies on Committees. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any annual, regular of special meeting.

Section 6. Meeting of Committees. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee, and special meetings of any such committee, and special meetings of any such committee may be called by any member thereof upon the same notice as provided in Section 8 of Article III, given to each of the other members of such committee or on such shorter notice as may agree to in writing by each of the other members of the committee, given either personally or in the manner provided in Section 8 of Article III of these Bylaws (pertaining to notice for Directors’ meetings).

Section 7. Absence of Committee Members. The Board of Directors may designate one (1) or more Directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee any member not able to attend.

10

Section 8. Quorum of Committees. At all meetings of committees of the Board of Directors, a majority of the committee’s members then in office shall constitute a quorum for the transaction of business.

Section 9. Manner of Acting of Committees. The acts of a majority of the members of any committee of the Board of Directors present at any meeting at which there is a quorum at the time a vote is taken shall be the act of such committee.

Section 10. Minutes of Committees. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when reburied.

Section 11. Compensation. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 13 of Article III of these Bylaws (pertaining to compensation of Directors).

Section 12. Informal Action. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 17 and 18 of Article III of these Bylaws.

ARTICLE VI

Director Conflict of Interest

No contract or other transaction between the Corporation and any one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or are directly or indirectly financially interested shall be either void or voidable because of such relationship or interest, because such Director or Directors were present or were counted in determining the presence of a quorum at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such Director’s or Director’s votes are counted for such purpose if: (a) the material facts of the transaction and the Director’s interests were disclosed or known to the Board of Directors or a Committee of the Board of Directors, and the Board of Directors or the Committee authorized, approved or ratified the transaction by the affirmative vote of a majority of the Directors on the Board or the Committee who had no direct or indirect personal interest in the transaction (though less than a quorum, but in no event less than two directors); or (b) the material facts of the transaction and the Director’s interests were disclosed to the Shareholders entitled to vote, and they authorized, approved if ratified the transaction by a vote of a majority of all of the shares (whether or not present) entitled to be counted in such a vote (not counting shares owned by or voted under the control of an interest Director or an affiliate thereof); or (c) the transaction was fair to the Corporation.

11

ARTICLE VII

Seal

The Seal of the Corporation shall have the name of the Corporation, the word “SEAL” and the year of incorporation, and may be facsimile, engraved, printed or impression seal. An impression of said Seal may appear on the margin hereof.

ARTICLE VIII

Shares

Section 1. Eligible Shareholders. The shares of the Corporation shall be issued to any individual, corporation, partnership, joint venture or trust, and may be issued in fractional shares. Except as otherwise provided in any agreement of the Shareholders, an individual to be a Shareholder need not be employed by the Corporation nor participate in the performance of the services rendered by the Corporation.

Section 2. Certificates. The shares of the Corporation may be represented by certificates created by the Board of Directors and signed by the President or the Vice-President, by the Secretary and/or an Assistant Secretary, or by such other officers authorized by law and by the Board of Directors to do so, and may (but need not) be sealed with the Seal of the Corporation or some facsimile. Any certificates shall be numbered consecutively and in the order in which they are issued. Any certificate shall be bound in a book and shall be issued in consecutive order therefrom; in the margin of the book shall be the name of the person to whom the shares represented by such certificate are issued, his address, number, class and series of such shares, and the date of issue. Any such certificate shall state the name of the Corporation, that it is organized under the laws of the Commonwealth of Virginia, the registered holder’s name, the number and class of shares represented thereby, the date of issue, the par value of such share or that they are without par value, and any preferences or other rights which the holder may have.

Section 3. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If a default shall be made in the payment of any installment as required by such resolution, the Board may, among other actions, declare that the shares and all previous payments are forfeited for the use of the Corporation, in the manner prescribed by Statute.

Section 4. Restrictions on Transfer of Shares. Each and every certificate of stock shall bear a legend to the effect that the purchaser represents that the securities being purchased by him are being purchased for investment and with no present intention of making any disposition or sale thereof.

Section 5. Transfer of Shares. Transfer of shares of the Corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Virginia.

12

Section 6. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new replacement certificate of certificates to be issued in place of any certificate or certificates thereto issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. Any such replacement certificates shall be marked “Replacement” on the face thereof. When authorizing such issue of a new replacement certificate or certificates, the Board of Directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to produce satisfactory evidence of such loss, theft or destruction and/or give the Corporation a bond upon such terms, as it may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE IX

Dividends

Subject to any restrictions contained in the Articles of Incorporation, and agreement of the shareholders or the law, the Board of Directors at any annual, regular or special meeting may declare dividends payable out of the unreserved and unrestricted earned surplus or out of the capital surplus of the Corporation, whenever in its discretion it may deem such declaration advisable. Such dividends may be paid in cash or property (including shares of stock or other securities of the Corporation).

ARTICLE X

Bills, Notes, etc.

Except as otherwise provided, all bills payable, notes, checks, drafts, warrants or other negotiable instruments shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time by resolution direct.

No officer or agent of the Corporation either singularly or jointly with others, shall have the power to make any bill payable, note, draft, warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability on behalf of the Corporation except as herein expressly prescribed and provided.

Except as otherwise provided, all bills payable, notes, checks, drafts, warrants or other negotiable instruments shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time by resolution direct.

13

ARTICLE XI

Indemnification

The Corporation shall indemnify a Director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a Director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because he is or was a Director against liability incurred in the proceeding if he conducted himself in good faith and he believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A Director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies subdivision (b) above. Notwithstanding the forgoing, the Corporation shall not indemnify a Director (i) in connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation, or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. In any event, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. The corporation may grant such advances of indemnification as may be permitted by statute.

ARTICLE XII

Fiscal Year

The fiscal year of the Corporation shall end on the last day of December of each year, until changed by a resolution of the Board of Directors.

ARTICLE XIII

Amendments

These Bylaws may be altered, amended, repealed or added to by the affirmative vote of a majority of the Board of Directors, unless expressly reserved to the Shareholders in the Articles of Incorporation. In any case, the Bylaws may also be altered, amended, repealed or added to by the affirmative vote of the Shareholders holding a majority of the issued and outstanding shares of stock entitled to vote at a meeting of Shareholders. Any Bylaws adopted by the Board of Directors may be altered amended, repealed or added to by the affirmative vote of the Shareholders holding a majority of the issued and outstanding shares of stock entitled to vote at a meeting of Shareholders. Any Bylaw adopted by the Board of Directors may be altered amended, repealed or added to by the Shareholders, but any Bylaw adopted by the Shareholders shall not be altered, amended or repealed by the Board of Directors. Only such changes shall be made which do not conflict with applicable law or the Articles of Incorporation.

14